EXHIBIT 4.5

                              TARRANT APPAREL GROUP
                          CERTIFICATE OF DETERMINATION
             OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF
                            SERIES B PREFERRED STOCK

       (Pursuant to Section 401 of the California General Corporation Law)

         The undersigned, Gerard Guez and Patrick Chow, hereby certify that:

         1.  They  are the  duly  elected  Chief  Executive  Officer  and  Chief
Financial  Officer,   respectively,  of  Tarrant  Apparel  Group,  a  California corporation (the "CORPORATION"); and

         2. The authorized number of shares of Preferred Stock is 2,000,000, of which 250,000 shares are designated Series B Preferred Stock, none of which have been issued.

         3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors duly adopted the following recitals and resolutions:

                  RESOLVED,   that  there  is  hereby  designated  a  series  of
Preferred Stock to be known as Series B Preferred Stock having the following rights, preferences, privileges and restrictions:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Preferred Stock" (the "SERIES B PREFERRED STOCK") and the number of shares constituting the Series B Preferred Stock shall be 250,000 shares of Series B Preferred Stock, no par value. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS

                  (a) Subject to the rights of the holders of any shares of Series A Convertible Preferred Stock and any other series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, no par value (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as defined below) then in effect, times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (ii) a preferential cash dividend (a "PREFERENTIAL DIVIDEND"), if any, on the first day of April, July, October and January in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to


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$1.00 per share of Series B  Preferred  Stock  less the per share  amount of all cash dividends declared on the Series B Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of Series B Preferred Stock, a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "PARTICIPATING Dividends." As used herein, the "FORMULA NUMBER" shall be 1,000; provided, however, that if at any time after November 21, 2003, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise), the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after November 21, 2003 the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share of Series B Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

                  (b) The Corporation shall declare each Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend shall have been paid.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear


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interest.  Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3.  VOTING  RIGHTS.    The   holders  of  shares  of  Series  B
Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series B Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series B Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                  (b) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

                  (a) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Participating Dividends and Preferential Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid or set aside for payment in full, the Corporation shall not:

                           (i)  declare  or pay  dividends,  or make  any  other
distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                           (ii)  declare  or pay  dividends,  or make any  other
distributions, on the shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


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                           (iii)  redeem or  purchase or  otherwise  acquire for
consideration shares of any stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to or with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior or parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                           (iv)  redeem or  purchase  or  otherwise  acquire for
consideration shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this SECTION 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in Articles of Incorporation, or in any other Certificate of Amendment or Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $0.01 per whole share, or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of Series B Preferred Stock shares are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled in each case upon such liquidation, dissolution or winding up.

         Section 7. CONSOLIDATION, MERGER, ETC. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then


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in any such case each share of Series B  Preferred  Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that both this SECTION 7 and SECTION 2 appear to apply to a transaction, this SECTION 7 shall control.

         Section 8.  EFFECTIVE TIME OF ADJUSTMENTS.

                  (a) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (b) The Corporation shall give prompt written notice to each holder of a share of Series B Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

         Section 9. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

         Section 10. RANK. Unless otherwise provided in the Articles of Incorporation or a Certificate of Determination relating to a subsequent series of Preferred Stock of the Corporation, the Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 11. FRACTIONAL SHARES. The Series B Preferred Stock shall be issuable in whole shares or in any fraction of a share that is one one-thousandth (1/1000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series B Preferred Stock, may elect to make a cash payment in an amount equal to the same fraction of the Current Market Price of one share of Series B Preferred Stock or other securities of the Company on the date of issuance for each fraction of a share other than one one-thousandth (1/1000th) of a share or any integral multiple thereof. For purposes hereof, "CURRENT MARKET PRICE" per share of Series B Preferred Stock on any date shall be deemed to be the average of the daily closing price per share of Series B Preferred Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the Current Market Price per share of Series B Preferred Stock is determined during a period following the announcement by the Corporation of (A) a dividend or distribution on such Series B Preferred Stock, or (B) any subdivision, combination or reclassification of such Series B Preferred Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification of such Series B Preferred Stock, then, and in such case, the "Current Market


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Price" shall be  proportionately  adjusted to take into account  ex-dividend  or ex-distribution trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Series B Preferred Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or the principal national securities exchange on which the Series B Preferred Stock is listed or admitted to trading or, if the Series B Preferred Stock is not listed or admitted to trading on any national securities exchange, the last price or, if not so quoted, the average of the closing bid and asked prices per share for the
securities  in  the  over-the-counter   market,  as  reported  by  the  National
Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the security is not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Series B
Preferred Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Series B Preferred Stock the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of the Series B
Preferred Stock are listed or admitted to trading or traded is open for the transaction of business or, if the Series B Preferred Stock is not listed or admitted to trading on any national securities exchange, a business day. If the Series B Preferred Stock is not publicly traded, the "Current Market Price" per share of the Series B Preferred Stock shall be conclusively deemed to be an amount equal to the Current Market Price per share of the Common Stock of the Corporation as determined pursuant to the immediately preceding paragraph, multiplied by the Formula Number. If neither the Common Stock nor the Series B Preferred Stock are publicly held or so listed or traded, the "Current Market Price" per share of the Series B Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with Computershare Trust Company, the Corporation's transfer agent, or the then current transfer agent of the Corporation, and shall be conclusive and binding for all purposes.

         Section 12. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.


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         IN WITNESS  WHEREOF,  the undersigned  declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct to their own knowledge.

Dated as of November 21, 2003          By:         /S/ GERARD GUEZ
                                                -----------------------------
                                                Gerard Guez
                                                Chief Executive Officer


                                       By:        /S/ PATRICK CHOW
                                                -----------------------------
                                                Patrick Chow
                                                Chief Financial Officer


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